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                                 AMENDMENT NO. 1

                           dated as of March 18, 1999

                                     to the

                            LOAN PURCHASE AGREEMENT,

                                     between

                        FFCA LOAN WAREHOUSE CORPORATION,
                                  as Depositor

                          FFCA ACQUISITION CORPORATION,
                               as Loan Originator,

                           Dated as of August 14, 1998

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                                 AMENDMENT NO. 1
                                     TO THE
                             LOAN PURCHASE AGREEMENT

                           dated as of March 18, 1999

     AMENDMENT NO. 1 TO THE LOAN PURCHASE AGREEMENT, dated as of March 18, 1999 ("AMENDMENT NO. 1") to that certain Loan Purchase Agreement, dated as of August 14, 1998 (the "LOAN PURCHASE AGREEMENT") among FFCA Loan Warehouse Corporation (the "DEPOSITOR") and FFCA Acquisition Corporation (the "LOAN ORIGINATOR"),

                             PRELIMINARY STATEMENTS

     WHEREAS, the parties hereto have entered into that certain Loan Purchase Agreement, whereby the Loan Originator agrees to sell all its right, title and interest in and to the certain Loans and the related Loan Documents to Depositor;

     WHEREAS the parties wish to amend the Loan Purchase Agreement; and

     WHEREAS, Section 7.1 provides the Loan Purchase Agreement may be amended in writing by the parties hereto with the prior written consent of the Majority Noteholders;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions. Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Loan Purchase Agreement thereto.

     2. Amendment to Loan Purchase Agreement.

     (a) Section 2.1 is hereby amended by deleting the current Subsection 2.1(c) (without deleting clauses (i) through (xiii)) and replacing such subsection with the following:

          On each Transfer Date, the Loan Originator shall convey to the Depositor the Loans and the other property and rights related thereto described in the related LPA Assignment, the Depositor shall cause the deposit of cash in the amount of the Sale Price in the Advance Account, and the Servicer shall, promptly after such deposit, withdraw the Sale Price deposited in respect of applicable Additional Note Principal Balance from the Advance Account, and distribute such amount to or at the direction of the Loan Originator, provided that in the case of Table-Funded Loans, the Initial Noteholder (acting pursuant to the instructions of the Loan

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     Originator  which are hereby  given) shall  disburse the related  amount in respect of the Sale Price to the Settlement Agent for release in accordance with the related Escrow Instructions, as applicable, only upon the satisfaction of each of the following conditions on or prior to such Transfer Date:

     (b) Section 2.1 is hereby  amended by deleting the word "and" before clause
(xiii) of  Subsection  2.1(c) and adding the following at the end of such clause
(xiii):

          ; and (xiv) if any Loan sold on the Transfer Date is a Table-Funded Loan, the Loan Originator shall have provided the Initial Noteholder, Depositor, Issuer, Settlement Agent and Custodian with a copy of any related Bailee Agreement, Bailee Trust Receipt and Escrow Instructions.

     3. FULL FORCE AND EFFECT. Except as modified by this Amendment No. 1, the Loan Purchase Agreement shall otherwise remain in full force and effect against any and all of the parties thereunder.

     4. GOVERNING LAW. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflicts of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance therewith.

     5. COUNTERPARTS. This Amendment No. 1 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF the parties have executed this Amendment No. 1 as of the date first above written.

                                        FFCA LOAN WAREHOUSE CORPORATION,
                                          as Depositor


                                        By: /s/ Dennis L. Ruben
                                            ------------------------------------
                                            Name: Dennis L. Ruben
                                            Title: Executive Vice President


                                        FFCA ACQUISITION CORPORATION,
                                          as Loan Originator


                                        By: /s/ Dennis L. Ruben
                                            ------------------------------------
                                            Name: Dennis L. Ruben
                                            Title: Executive Vice President